Exhibit 99.1

STRYKER REPORTS 2018 RESULTS AND 2019 OUTLOOK
Kalamazoo, Michigan - January 29, 2019 - Stryker (NYSE:SYK) reported operating results for the fourth quarter and full year of 2018 and 2019 outlook:
Fourth Quarter Highlights
•Reported net sales increased 9.4% to $3.8 billion

•	Organic net sales increased 8.6%

•	Reported operating income margin of 18.4%

•	Adjusted operating income margin(1) expanded 50 bps (30 bps excluding ASC 606(2)) to 27.5%

•	Reported EPS increased 924.2% to $5.44

•	Adjusted EPS(3) increased 11.2% to $2.18, at the high end of guidance range

	Fourth Quarter Net Sales Growth Overview
	Reported	Excluding ASC 606 Adoption(2)	Foreign Currency Exchange	Constant Currency	Acquisitions	Organic
Orthopaedics	5.4%	5.9%	(1.1)%	7.0%	—%	7.0%
MedSurg	8.9	9.9	(1.2)	11.1	1.0	10.1
Neurotechnology and Spine	19.5	20.1	(1.3)	21.4	13.0	8.4
Total	9.4%	10.1%	(1.2)%	11.3%	2.7%	8.6%
Full Year Highlights
•Reported net sales increased 9.3% to $13.6 billion

•	Organic net sales increased 7.9%

•	Reported operating income margin of 18.7%

•	Adjusted operating income margin(1) expanded 70 bps (40 bps excluding ASC 606(2)) to 25.9%

•	Reported EPS increased 248.5% to $9.34

•	Adjusted EPS(3) increased 12.6% to $7.31, exceeding the high end of guidance range

	Full Year Net Sales Growth Overview
	Reported	Excluding ASC 606 Adoption(2)	Foreign Currency Exchange	Constant Currency	Acquisitions	Organic
Orthopaedics	5.9%	6.4%	0.5%	5.9%	—%	5.9%
MedSurg	8.8	10.1	0.1	10.0	1.4	8.6
Neurotechnology and Spine	18.0	18.6	0.6	18.0	7.4	10.6
Total	9.3%	10.2%	0.4%	9.8%	1.9%	7.9%
"We had an excellent finish to 2018 with the best organic sales growth in a decade, and strong adjusted earnings performance," said Kevin A. Lobo, Chairman and Chief Executive Officer. "Our multi-year momentum reflects the strength of our diversified model, progress on globalization and outstanding people and culture. We are well positioned to deliver for our customers, employees and shareholders in 2019 and beyond."
Sales Analysis (percentages exclude ASC 606(2) adoption impact)
Consolidated net sales of $3.8 billion and $13.6 billion increased 10.1% and 10.2% in the quarter and full year and 11.3% and 9.8% in constant currency. Organic net sales increased 8.6% and 7.9% in the quarter and full year including 10.1% and 9.3% from increased unit volume partially offset by 1.5% and 1.4% from lower prices.
Orthopaedics net sales of $1.4 billion and $5.0 billion increased 5.9% and 6.4% in the quarter and full year and 7.0% and 5.9% in constant currency. Organic net sales increased 7.0% and 5.9% in the quarter and full year including 8.9% and 8.1% from increased unit volume partially offset by 1.9% and 2.2% from lower prices.
MedSurg net sales of $1.7 billion and $6.0 billion increased 9.9% and 10.1% in the quarter and full year and 11.1% and 10.0% in constant currency. Organic net sales increased 10.1% and 8.6% in the quarter and full year including 11.3% and 9.3% from increased unit volume partially offset by 1.2% and 0.7% from lower prices.
Neurotechnology and Spine net sales of $0.7 billion and $2.6 billion increased 20.1% and 18.6% in the quarter and full year and 21.4% and 18.0% in constant currency. Organic net sales increased 8.4% and 10.6% in the quarter and full year including 10.2% and 12.2% from increased unit volume partially offset by 1.8% and 1.6% from lower prices.

Earnings Analysis
Reported net earnings of $2.1 billion and $3.6 billion increased 930.5% and 248.3% in the quarter and full year. Reported net earnings per diluted share of $5.44 and $9.34 increased 924.2% and 248.5% in the quarter and full year. Reported net earnings include certain items, such as charges for acquisition and integration-related activities, the amortization of purchased intangible assets, restructuring-related and other charges, costs to comply with certain medical device regulations, the Rejuvenate recall and other recall-related matters, regulatory and legal matters and tax matters. In the quarter the transfer of certain intellectual properties between tax jurisdictions resulted in a $1.5 billion non-cash tax benefit and a corresponding $1.5 billion deferred tax asset. The benefit of the transaction will be realized as a reduction of cash paid for taxes over a period of nine years and a corresponding charge to tax expense, which consistent with the benefit recognized in the quarter will also be adjusted out of reported net earnings going forward in our non-GAAP financial measure. The effect of each of these matters on reported net earnings and net earnings per diluted share appear in the reconciliation of GAAP to non-GAAP financial measures. Excluding the aforementioned items increases gross profit margin from 64.7% to 65.6% in the quarter and for the full year from 65.7% to 66.0% and increases operating income margin in the quarter from 18.4% to 27.5%(1) and for the full year from 18.7% to 25.9% including a 20 basis point favorable impact related to the adoption of the new revenue recognition standard(2). Excluding the impact of the items described above, adjusted net earnings(4) of $0.8 billion and $2.8 billion increased 11.0% and 12.7% in the quarter and full year. Adjusted net earnings per diluted share(3) of $2.18 and $7.31 increased 11.2% and 12.6% in the quarter and full year.
2019 Outlook
We expect 2019 organic net sales growth to be in the range of 6.5% to 7.5% and expect adjusted net earnings per diluted share(5) to be in the range of $8.00 to $8.20. We expect adjusted net earnings per diluted share(5) to be in the range of $1.80 to $1.85 in the first quarter.
(1) A reconciliation of operating income to adjusted operating income, a non-GAAP financial measure, and other important information accompanies this press release.
(2) Consistent with previous press releases and financial disclosures, we adopted Accounting Standards Update 2014-09, Revenue From Contracts with Customers, as well as related amendments (ASC 606), issued by the Financial Accounting Standards Board on a modified retrospective basis, effective January 1, 2018. The impact of the adoption of ASC 606 related primarily to the reclassification of certain costs previously presented as selling, general and administrative expenses to net sales.
(3) A reconciliation of reported net earnings per diluted share to adjusted net earnings per diluted share, a non-GAAP financial measure, and other important information accompanies this press release.
(4) A reconciliation of reported net earnings to adjusted net earnings, a non-GAAP financial measure, and other important information accompanies this press release.
(5) We are unable to present a quantitative reconciliation of our expected net earnings per diluted share to expected adjusted net earnings per diluted share as we are unable to predict with reasonable certainty and without unreasonable effort the impact and timing of restructuring-related and other charges, acquisition-related expenses and fair value adjustments to inventory and the outcome of certain regulatory, legal and tax matters. The financial impact of these items is uncertain and is dependent upon various factors, including timing, and could be material to our Consolidated Statements of Earnings.
Conference Call on Tuesday, January 29, 2019
As previously announced, Stryker will host a conference call on Tuesday, January 29, 2019 at 4:30 p.m., Eastern Time, to discuss the Company's operating results for the quarter and year ended December 31, 2018 and provide an operational update.
To participate in the conference call dial (866) 393-4306 (domestic) or (734) 385-2616 (international) and be prepared to provide confirmation number 5365367 to the operator.
A simultaneous webcast of the call will be accessible via the Company's website at www.stryker.com. The call will be archived on the Investor Relations page of this site.
A recording of the call will also be available from 8:00 p.m., Eastern Time, on Tuesday, January 29, 2019, until 11:59 p.m., Eastern Time, on Tuesday, February 5, 2019. To hear this recording you may dial (855) 859-2056 (domestic) or (404) 537-3406 (international) and enter conference ID number 5365367.
Caution Concerning Forward-Looking Statements
This press release contains information that includes or is based on forward-looking statements within the meaning of the federal securities laws that are subject to various risks and uncertainties that could cause our actual results to differ materially from those expressed or implied in such statements. Such factors include, but are not limited to: weakening of economic conditions that could adversely affect the level of demand for our products; pricing pressures generally, including cost-containment measures that could adversely affect the price of or demand for our products; changes in foreign exchange markets; legislative and regulatory actions; unanticipated issues arising in connection with clinical studies and otherwise that affect U.S. Food and Drug Administration approval of new products; potential supply disruptions; changes in reimbursement levels from third-party payors; a significant increase in product liability claims; the ultimate total cost with respect to the Rejuvenate recall and other recall-related matters; the impact of investigative and legal proceedings and compliance risks; resolution of tax audits; the impact of the federal legislation to reform the United States healthcare system; costs to comply with medical device regulations; changes in financial markets; changes in the competitive environment; our ability to integrate acquisitions; and our ability to realize anticipated cost savings. Additional information concerning these and other factors is contained in our filings with the U.S. Securities and Exchange Commission, including our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q.
Stryker is one of the world's leading medical technology companies and, together with our customers, we are driven to make healthcare better. The Company offers a diverse array of innovative products and services in Orthopaedics, Medical and Surgical, and Neurotechnology and Spine that help improve patient and hospital outcomes. Please contact us for more information at www.stryker.com.
For investor inquiries please contact:

Katherine A. Owen, Vice President, Strategy and Investor Relations at 269-385-2600 or katherine.owen@stryker.com
For media inquiries please contact:
Yin Becker, Vice President, Communications, Public Affairs and Corporate Marketing at 269-385-2600 or yin.becker@stryker.com

STRYKER CORPORATION For the Three Months and Full Year Ended December 31 (Unaudited - Millions of Dollars, Except Per Share Amounts) CONDENSED STATEMENTS OF EARNINGS

	Three Months			Full Year
	2018	2017	% Change	2018	2017	% Change
Net sales	$3,796	$3,471	9.4%	$13,601	$12,444	9.3%
Cost of sales	1,340	1,230	8.9	4,663	4,264	9.4
Gross profit	$2,456	$2,241	9.6%	$8,938	$8,180	9.3%
% of sales	64.7%	64.6%		65.7%	65.7%
Research, development and engineering expenses	221	205	7.8	862	787	9.5
Selling, general and administrative expenses	1,431	1,217	17.6	5,099	4,552	12.0
Recall charges, net of insurance proceeds	13	9	44.4	23	173	(86.7)
Amortization of intangible assets	93	96	(3.1)	417	371	12.4
Total operating expenses	$1,758	$1,527	15.1%	$6,401	$5,883	8.8%
Operating income	$698	$714	(2.2)%	$2,537	$2,297	10.4%
% of sales	18.4%	20.6%		18.7%	18.5%
Other income (expense), net	(41)	(65)	(36.9)	(181)	(234)	(22.6)
Earnings before income taxes	$657	$649	1.2%	$2,356	$2,063	14.2%
Income taxes	(1,411)	898	(257.1)	(1,197)	1,043	(214.8)
Net earnings (loss)	$2,068	$(249)	930.5%	$3,553	$1,020	248.3%
Net earnings (loss) per share of common stock:
Basic	$5.52	$(0.66)	936.4%	$9.50	$2.73	248.0%
Diluted	$5.44	$(0.66)	924.2%	$9.34	$2.68	248.5%
Weighted-average shares outstanding - in millions:
Basic	374.3	374.4		374.1	374.0
Diluted	380.2	380.9		380.3	380.1
CONDENSED BALANCE SHEETS

	December
	2018	2017
Assets
Cash and cash equivalents	$3,616	$2,542
Marketable securities	83	251
Accounts receivable, net	2,332	2,198
Inventories	2,955	2,465
Prepaid expenses and other current assets	747	537
Total current assets	$9,733	$7,993
Property, plant and equipment, net	2,291	1,975
Goodwill and other intangible assets (net)	12,726	10,645
Other noncurrent assets	2,479	1,584
Total assets	$27,229	$22,197
Liabilities and shareholders' equity
Current liabilities	$4,807	$3,485
Long-term debt, excluding current maturities	8,486	6,590
Income taxes	1,228	1,261
Other noncurrent liabilities	978	881
Shareholders' equity	11,730	9,980
Total liabilities & shareholders' equity	$27,229	$22,197
CONDENSED STATEMENTS OF CASH FLOWS

	2018	2017
Operating activities
Net earnings	$3,553	$1,020
Depreciation	306	271
Amortization of intangible assets	417	371
Changes in operating assets, liabilities, income taxes payable and other, net	(1,666)	(103)
Net cash provided by operating activities	$2,610	$1,559
Investing activities
Acquisitions, net of cash acquired	(2,451)	$(831)
Purchases of property, plant and equipment	(572)	(598)
Change in marketable securities, net	168	(183)
Other investing, net	(2)	(1)
Net cash used in investing activities	$(2,857)	$(1,613)
Financing activities
Borrowings/repayments of debt, net	$2,456	$299
Dividends paid	(703)	(636)
Repurchase of common stock	(300)	(230)
Payments to purchase noncontrolling interest	(14)	(99)
Other financing	(110)	(128)
Net cash provided by (used in) financing activities	$1,329	$(794)
Effect of exchange rate changes on cash and cash equivalents	(8)	74
Change in cash and cash equivalents	$1,074	$(774)

STRYKER CORPORATION Three Months and Full Year Ended December 31 (Unaudited - Millions of Dollars) SALES GROWTH ANALYSIS

	Three Months					Full Year
			Percentage Change	Percentage Change Ex-ASC 606(2)				Percentage Change	Percentage Change Ex-ASC 606(2)
	2018	2017	As Reported	Ex-ASC 606(2)	Constant Currency	2018	2017	As Reported	Ex-ASC 606(2)	Constant Currency
Geographic:
United States	$2,768	$2,513	10.1%	11.1%	11.1%	$9,848	$9,059	8.7%	9.8%	9.8%
International	1,028	958	7.3	7.6	12.0	3,753	3,385	10.9	11.1	9.9
Total	$3,796	$3,471	9.4%	10.1%	11.3%	$13,601	$12,444	9.3%	10.2%	9.8%
Segment:
Orthopaedics	$1,376	$1,305	5.4%	5.9%	7.0%	$4,991	$4,713	5.9%	6.4%	5.9%
MedSurg	1,720	1,580	8.9	9.9	11.1	6,045	5,557	8.8	10.1	10.0
Neurotechnology and Spine	700	586	19.5	20.1	21.4	2,565	2,174	18.0	18.6	18.0
Total	$3,796	$3,471	9.4%	10.1%	11.3%	$13,601	$12,444	9.3%	10.2%	9.8%

SUPPLEMENTAL SALES GROWTH ANALYSIS
	Three Months
					Percentage Change Ex-ASC 606(2)
			Percentage Change				International
	2018	2017	As Reported	Ex-ASC 606(2)	Constant Currency	United States	Ex-ASC 606(2)	Constant Currency
Orthopaedics:
Knees	$465	$446	4.3%	4.6%	5.5%	5.8%	0.9%	4.6%
Hips	353	348	1.4	1.5	2.8	4.0	(2.6)	0.8
Trauma and Extremities	428	408	4.9	6.0	7.2	7.1	4.1	7.5
Other	130	103	26.2	25.9	27.0	19.1	58.8	64.8
	$1,376	$1,305	5.4%	5.9%	7.0%	7.0%	3.4%	7.1%
MedSurg:
Instruments	$530	$488	8.6%	10.3%	11.4%	12.1%	4.2%	9.0%
Endoscopy	511	469	9.0	8.8	10.6	5.3	20.4	28.2
Medical	610	556	9.7	11.0	12.2	12.3	6.9	11.8
Sustainability	69	67	3.0	4.8	4.9	4.7	27.1	32.1
	$1,720	$1,580	8.9%	9.9%	11.1%	9.8%	10.2%	16.0%
Neurotechnology and Spine:
Neurotechnology	$455	$387	17.6%	18.5%	19.8%	24.4%	8.9%	12.6%
Spine	245	199	23.1	23.4	24.5	24.7	19.8	23.8
	$700	$586	19.5%	20.1%	21.4%	24.5%	11.7%	15.5%
Total	$3,796	$3,471	9.4%	10.1%	11.3%	11.1%	7.6%	12.0%

SUPPLEMENTAL SALES GROWTH ANALYSIS
	Full Year
					Percentage Change Ex-ASC 606(2)
			Percentage Change				International
	2018	2017	As Reported	Ex-ASC 606(2)	Constant Currency	United States	Ex-ASC 606(2)	Constant Currency
Orthopaedics:
Knees	$1,701	$1,595	6.6%	7.0%	6.7%	6.9%	7.4%	6.1%
Hips	1,336	1,303	2.5	2.8	2.3	2.5	3.3	2.2
Trauma and Extremities	1,580	1,478	6.9	7.8	7.0	6.5	10.1	7.8
Other	374	337	11.0	10.8	11.0	8.6	20.9	21.5
	$4,991	$4,713	5.9%	6.4%	5.9%	5.8%	7.6%	6.1%
MedSurg:
Instruments	$1,822	$1,678	8.6%	10.2%	10.0%	11.2%	6.9%	6.2%
Endoscopy	1,846	1,652	11.7	12.1	12.3	11.5	14.3	14.9
Medical	2,118	1,969	7.6	9.1	9.0	8.8	10.2	9.6
Sustainability	259	258	0.4	3.1	3.1	3.0	19.7	19.5
	$6,045	$5,557	8.8%	10.1%	10.0%	10.0%	10.4%	10.1%
Neurotechnology and Spine:
Neurotechnology	$1,737	$1,423	22.1%	22.8%	22.1%	25.0%	19.1%	17.3%
Spine	828	751	10.3	10.7	10.3	7.2	21.5	19.8
	$2,565	$2,174	18.0%	18.6%	18.0%	18.1%	19.7%	17.9%
Total	$13,601	$12,444	9.3%	10.2%	9.8%	9.8%	11.1%	9.9%

SUPPLEMENTAL INFORMATION - RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
We supplement the reporting of our financial information determined under accounting principles generally accepted in the United States (GAAP) with certain non-GAAP financial measures, including: percentage sales growth excluding the impact of the adoption of ASC 606; percentage sales growth in constant currency; percentage sales growth in constant currency and excluding the impact of the adoption of ASC 606; percentage organic sales growth; adjusted gross profit; adjusted selling, general and administrative expenses; adjusted operating income; adjusted effective income tax rate; adjusted net earnings; and adjusted net earnings per diluted share (Diluted EPS). We believe that these non-GAAP financial measures provide meaningful information to assist investors and shareholders in understanding our financial results and assessing our prospects for future performance. Management believes percentage sales growth in constant currency and the other adjusted measures described above are important indicators of our operations because they exclude items that may not be indicative of or are unrelated to our core operating results and provide a baseline for analyzing trends in our underlying businesses. Management uses these non-GAAP financial measures for reviewing the operating results of reportable business segments and analyzing potential future business trends in connection with our budget process and bases certain management incentive compensation on these non-GAAP financial measures.
To measure percentage sales growth in constant currency, we remove the impact of changes in foreign currency exchange rates that affect the comparability and trend of sales. Percentage sales growth in constant currency is calculated by translating current and prior year results at the same foreign currency exchange rate and excludes the impact of the adoption of ASC 606. To measure percentage organic sales growth, we remove the impact of changes in foreign currency exchange rates, acquisitions and the impact of the adoption of ASC 606, which affect the comparability and trend of sales. Percentage organic sales growth is calculated by translating current year results at prior year average foreign currency exchange rates excluding the impact of acquisitions and the adoption of ASC 606. To measure earnings performance on a consistent and comparable basis, we exclude certain items that affect the comparability of operating results and the trend of earnings.
Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies' non-GAAP financial measures having the same or similar names. These adjusted financial measures should not be considered in isolation or as a substitute for reported sales growth, gross profit, selling, general and administrative expenses, operating income, effective income tax rate, net earnings and net earnings per diluted share, the most directly comparable GAAP financial measures. These non-GAAP financial measures are an additional way of viewing aspects of our operations that, when viewed with our GAAP results and the reconciliations to corresponding GAAP financial measures below, provide a more complete understanding of our business. We strongly encourage investors and shareholders to review our financial statements and publicly-filed reports in their entirety and not to rely on any single financial measure.
The following reconciles the non-GAAP financial measures discussed above with the most directly comparable GAAP financial measures. The weighted-average diluted shares outstanding used in the calculation of non-GAAP earnings per share are the same as those used in the calculation of reported earnings per share for the respective period.
STRYKER CORPORATION
Three Months and Year December 31
(Unaudited - Millions of Dollars, Except Per Share Amounts)
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO THE MOST DIRECTLY COMPARABLE GAAP FINANCIAL MEASURES

Three months 2018	Gross Profit	Selling, General & Administrative Expenses	Amortization of Intangible Assets	Operating Income	Net Earnings	Effective Tax Rate	Diluted EPS
Reported	$2,456	$1,431	$93	$698	$2,068	(214.8)%	$5.44
Reported percent net sales	64.7%	37.7%	2.4%	18.4%	54.5%
Acquisition and integration-related charges (a)
Inventory stepped-up to fair value	16	—	—	15	13	(0.1)	0.03
Other acquisition and integration-related	—	(59)	—	59	49	(0.1)	0.13
Amortization of purchased intangible assets	—	—	(93)	93	75	0.1	0.20
Restructuring-related and other charges (b)	18	(77)	—	96	81	(0.2)	0.21
Medical device regulations (c)	1	—	—	7	6	0.1	0.02
Rejuvenate and other recall-related matters (d)	—	—	—	13	11	—	0.03
Regulatory and legal matters (e)	—	(64)	—	64	49	0.6	0.13
Tax matters (f)	—	—	—	—	(1,524)	232.0	(4.01)
Adjusted	$2,491	$1,231	$—	$1,045	$828	17.6%	$2.18
Adjusted percent net sales	65.6%	32.4%	—%	27.5%	21.8%

Three Months 2017	Gross Profit	Selling, General & Administrative Expenses	Amortization of Intangible Assets	Operating Income	Net Earnings	Effective Tax Rate	Diluted EPS
Reported	$2,241	$1,217	$96	$714	$(249)	138.4%	$(0.66)
Reported percent net sales	64.6%	35.1%	2.8%	20.6%	(7.2)%
Acquisition and integration-related charges (a)
Inventory stepped-up to fair value	20	—	—	20	18	(0.2)	0.04
Other acquisition and integration-related	—	(15)	—	15	11	0.3	0.04
Amortization of purchased intangible assets	—	—	(96)	96	60	3.1	0.17
Restructuring-related and other charges (b)	45	(30)	—	75	60	0.4	0.16
Medical device regulations (c)	—	—	—	—	—	—	—
Rejuvenate and other recall-related matters (d)	—	—	—	9	8	(0.1)	0.01
Regulatory and legal matters (e)	—	(9)	—	9	5	0.3	0.01
Tax matters (f)	—	—	—	—	833	(126.1)	2.19
Adjusted	$2,306	$1,163	$—	$938	$746	16.1%	$1.96
Adjusted percent net sales	66.4%	33.5%	—%	27.0%	21.5%

Full Year 2018	Gross Profit	Selling, General & Administrative Expenses	Amortization of Intangible Assets	Operating Income	Net Earnings	Effective Tax Rate	Diluted EPS
Reported	$8,938	$5,099	$417	$2,537	$3,553	(50.8)%	$9.34
Reported percent net sales	65.7%	37.5%	3.1%	18.7%	26.1%
Acquisition and integration-related charges (a)
Inventory stepped-up to fair value	16	—	—	15	9	0.2	0.02
Other acquisition and integration-related	—	(108)	—	108	90	—	0.24
Amortization of purchased intangible assets	—	—	(417)	417	338	0.4	0.89
Restructuring-related and other charges (b)	27	(192)	—	220	179	0.1	0.47
Medical device regulations (c)	2	—	—	12	10	—	0.03
Rejuvenate and other recall-related matters (d)	—	—	—	23	18	—	0.05
Regulatory and legal matters (e)	—	(185)	—	185	141	0.6	0.37
Tax matters (f)	—	—	—	—	(1,559)	66.2	(4.10)
Adjusted	$8,983	$4,614	$—	$3,517	$2,779	16.7%	$7.31
Adjusted percent net sales	66.0%	33.9%	—%	25.9%	20.4%

Full Year 2017	Gross Profit	Selling, General & Administrative Expenses	Amortization of Intangible Assets	Operating Income	Net Earnings	Effective Tax Rate	Diluted EPS
Reported	$8,180	$4,552	$371	$2,297	$1,020	50.6%	$2.68
Reported percent net sales	65.7%	36.6%	3.0%	18.5%	8.2%
Acquisition and integration-related charges (a)
Inventory stepped-up to fair value	22	—	—	22	20	(0.1)	0.05
Other acquisition and integration-related	—	(42)	—	42	31	0.2	0.09
Amortization of purchased intangible assets	—	—	(371)	371	250	3.0	0.67
Restructuring-related and other charges (b)	57	(137)	—	194	155	0.4	0.41
Medical device regulations (c)	—	—	—	—	—	—	—
Rejuvenate and other recall-related matters (d)	—	—	—	173	131	0.7	0.34
Regulatory and legal matters (e)	—	(39)	—	39	25	0.4	0.06
Tax matters (f)	—	—	—	—	833	(39.6)	2.19
Adjusted	$8,259	$4,334	$—	$3,138	$2,465	15.6%	$6.49
Adjusted percent net sales	66.4%	34.8%	—%	25.2%	19.8%

(a)	Charges represent certain acquisition and integration-related costs associated with acquisitions.
(b)	Charges represent the costs associated with certain restructuring-related activities associated with workforce reductions and other restructuring-related activities.
(c)
Charges represent the costs specific to updating our quality system, product labeling, asset write-offs and product remanufacturing to comply with the medical device reporting regulations and other requirements of the new medical device regulations in the European Union and China.

(d)	Charges represent changes in our best estimate of the minimum end of the range of probable loss to resolve the Rejuvenate recall and other recall-related matters.
(e)	Our best estimate of the minimum of the range of probable loss to resolve certain regulatory or other legal matters and the amount of favorable awards from settlements.
(f)
Benefits and charges represent the accounting impact of certain significant and discrete tax items, including adjustments related to the Tax Cuts and Jobs Act of 2017, and the transfer of certain intellectual properties between tax jurisdictions.